Bion Environmental Technologies, Inc.
                       Executive Summary - June 15, 2007

Bion Environmental Technologies, Inc.'s ("Bion") (OTC BB: BNET) patented and proprietary technology platform creates the opportunity to integrate ethanol production with confined animal feeding operations ("CAFOs" - large dairies and cattle feedlots) and greatly increases the efficiencies and profitability of their operations.

Bion's comprehensive waste treatment systems reduce the air and water emissions from CAFO waste streams to such low levels that high-density livestock operations can be constructed on a larger scale, with reduced land requirements and with minimal environmental impacts. This creates a tremendous economic opportunity to develop state-of-the-art agricultural operations ("Integrated Projects" or "Projects"), comprised of large-scale CAFOs and ethanol production facilities in close proximity to each other. Integrated Projects enable the utilization of renewable energy produced from the CAFO waste stream as a substitute for fossil fuels in the ethanol production process and the corn co-product from the ethanol facility to be incorporated in the livestock ration. Bion's technology platform is the only system that supports efficient integration which places the Company in a unique position to develop and manage large-scale Integrated Projects to exploit this opportunity.

Integrated Projects will significantly increase the profitability of both ethanol and livestock production while reducing risk by establishing ready markets for co-products that are produced and consumed within the Integrated Project. Renewable energy is produced through combustion of cellulose processed from the livestock waste stream, replacing the natural gas requirements of the ethanol plant and the entire Integrated Project. The corn co-product from ethanol production is used on a wet basis as a feed supplement by the livestock operation, eliminating the costs traditionally associated with drying it and long-range transportation to market. Further efficiencies are created by the ability to strategically locate the Integrated Project with respect to feed and/or product markets due to the livestock operations' reduced environmental footprint. The ethanol and livestock operations that make up an Integrated Project will hold a significant competitive advantage over their traditional stand-alone counterparts.

Bion is currently evaluating locations for Integrated Projects incorporating beef and dairy livestock. Each Project will include an ethanol plant balanced with a minimum of 50,000 head of livestock and Bion systems to produce renewable energy. BION INTENDS TO COMMENCE DEVELOPMENT OF ITS INITIAL INTEGRATED PROJECT DURING 2007 BY OPTIONING A SITE AND BEGINNING THE PERMITTING PROCESS. Bion also intends to locate sites for and begin the development process of four to eight additional Integrated Projects during 2008, subject to availability of adequate financing. For more detail regarding the potential effects of Project development on Bion, see pages 6 - 7.

BARRIER TO COMPETITION

The barrier to achieving increased livestock scale has been the inability to obtain regulatory permits due to the environmental issues associated with CAFOs. CAFOs have become the focus of increased scrutiny from federal and state regulatory agencies, Congress, state legislatures and the courts. They are now being forced to comply with provisions of the Clean Water Act and soon the Clean Air Act: stringent discharge standards are being implemented with more rigorous requirements being proposed. The cost for existing livestock operations to comply with these regulations will be extremely burdensome, forcing many operators to relocate or simply cease operations. EXPANSION OF EXISTING FACILITIES, OR CONSTRUCTION OF NEW ONES HAS BECOME VERY DIFFICULT IN TODAY'S REGULATORY CLIMATE.

Bion's technology platform is the result of 18 years of research & development, testing, commercial deployment, and further adaptation to evolving standards and opportunities. Its systems utilize a multi-disciplined approach to treat the entire CAFO waste stream, providing quantifiable reductions in the nutrient effluent and gaseous emissions that can be verified to meet current and proposed environmental standards, while producing renewable energy and valuable products from the "waste" stream. Anaerobic digester systems that capture methane have received attention recently but yield only about one third of the energy produced by Bion's solution. They also do little to reduce the CAFO's environmental footprint; as such, they do not support the increased scale necessary to achieve efficient integration. BION'S TECHNOLOGY PLATFORM OFFERS A COMPREHENSIVE SOLUTION TO THE ENVIRONMENTAL CHALLENGES FACED BY CAFOS - IT PROVIDES THE CORNERSTONE ON WHICH SCALE AND OPPORTUNITY CAN BE BUILT - AND ITS NINE PATENTS REPRESENT A SIGNIFICANT BARRIER TO COMPETITION.

ETHANOL INDUSTRY OVERVIEW

Although currently under pressure regarding profitability, the ethanol industry has undergone tremendous growth over the past five years and is poised to experience continued growth due to ethanol's utilization as an additive to produce cleaner-burning gasoline, as well as the increase of E85 (Flex-Fuel) powered vehicles. Due to ethanol's high octane content, research into its conversion to jet fuel is currently underway. The Renewable Aviation Fuel Development Center, at Baylor University, has been developing ethanol as a source for fuel for piston engine aircraft and has obtained Federal Aviation Administration certifications for engines and aircraft powered by ethanol. PROLONGED HIGHER OIL PRICES COUPLED WITH INCREASED ATTENTION TO GLOBAL WARMING, ALL BUT ASSURE CONTINUED OR GROWING DEMAND FOR ETHANOL.

The economics of the ethanol industry are impacted by numerous factors that ethanol producers cannot control: raw material prices (corn feedstock), wholesale gasoline prices, natural gas prices, transportation costs of both the raw material (corn) and finished products (ethanol and distillers grains), markets and pricing for distillers grains, and the ethanol itself. While the ethanol industry's economic model is complex, today's bottom line is not. The increased demand for corn as an ethanol feedstock has caused corn prices to rise dramatically, substantially narrowing profit margins for ethanol producers. At the same time, the increase in ethanol supply has depressed the price of ethanol and the increase in supply of distillers grains has eroded their value, further decreasing margins. Compounding the issue, a tremendous amount of additional ethanol supply is slated to come online over the next few years. TO BE COMPETITIVE IN THIS SUPPLY-DRIVEN, COMMODITY-SENSITIVE ENVIRONMENT, ETHANOL PRODUCERS WILL HAVE TO INCREASE THEIR OPERATIONAL EFFICIENCIES: MINIMIZING COSTS WHILE MAXIMIZING THEIR RETURN ON CO-PRODUCTS.

In the U.S., ethanol is produced primarily through the fermentation of corn - approximately 2.8 bushels of corn are required to produce one gallon of ethanol. While research into cellulosic ethanol that utilizes various forms of feedstock holds great promise, most experts agree that it is at least 10 years away from economic viability. The corn fermentation process requires a substantial amount of thermal energy, traditionally supplied by natural gas. Corn-based ethanol produces several co-products, including distillers grains (either wet: WDG, or dry: DDG) that are then sold as a feed supplement for livestock. Typically, WDG is dried by the ethanol producer, using natural gas at a significant expense, then the DDG is marketed and transported, also at a significant cost, to livestock operations for consumption as a feed additive.

The net energy balance of ethanol production is a controversial subject that has been debated for some time. Essentially, the balance (expressed as a ratio) quantifies the energy content of the ethanol produced versus the total energy used to produce it - including energy used to grow corn feedstock, transportation energy expense, processing and production, etc. A January 2006 study conducted by the Energy and Resources Group at the University of California, Berkeley, and the Goldman School of Public Policy analyzed the data from six previous studies and determined that the net energy balance of ethanol produced by traditional methods is approximately 1.4 to 1. UTILIZATION OF RENEWABLE ENERGY EXTRACTED FROM THE LIVESTOCK WASTE STREAM BY THE BION SYSTEM WILL IMPROVE THE RATIO TO APPROXIMATELY 2.6 TO 1 FOR AN ETHANOL PLANT IN AN INTEGRATED PROJECT. THE ACTUAL ENERGY GAIN PRODUCED BY BION'S TECHNOLOGY WILL BE EVEN GREATER BECAUSE THESE CALCULATIONS DO NOT INCLUDE THE SUBSTANTIAL ADDITIONAL ENERGY SAVINGS REALIZED BY NOT HAVING TO DRY THE DISTILLERS GRAINS AT AN INTEGRATED PROJECT, WHICH ACCOUNTS FOR MORE THAN 30% OF THE TOTAL ENERGY USED IN THE ETHANOL PRODUCTION PROCESS.

A number of factors, including the industry's recent explosive growth and its reliance upon highly variable commodities prices, have demonstrated that stand-alone ethanol production is a speculative investment. This conclusion is well deserved for traditional ethanol production. However, the projected demand growth for a cleaner-burning, renewable fuel that reduces dependence on foreign oil sources, ensures a continued demand for ethanol. THOSE LIKE BION, WITH THE ABILITY TO PRODUCE ETHANOL MORE EFFICIENTLY AND REDUCE THEIR EXPOSURE TO THE RISKS OF COMMODITY PRICE FLUCTUATIONS, WILL BENEFIT FROM A COMPETITIVE ADVANTAGE THAT ALLOWS THEM TO PROFITABLY MAINTAIN OR GROW THEIR MARKET SHARE.

INTEGRATED SUSTAINABLE MODEL

To achieve the maximum economic advantage of livestock scale integrated with ethanol production, the ideal Integrated Project is a greenfield development of a large dairy and/or beef cattle operation with a Bion waste treatment and renewable energy production system, near a proportionally-sized ethanol production plant and a milk/beef processing plant. The Integrated Project would be located near a source of corn (or at a location with efficient corn delivery infrastructure) to provide the feedstock for the ethanol plant with minimized transportation costs. The livestock operation would be populated by a certain number of animals (determined by ethanol plant capacity) in order to replace the natural gas requirements of the integrated facilities' combined thermal energy needs, consume the WDG produced by the ethanol production process without the need for drying and long distance shipping, and provide sufficient economies of scale. By developing Integrated Projects with Bion technology in a suitable location, the following benefits (compared to stand-alone counterparts) can be attained:

     *  Livestock Facility w/Bion waste treatment
        *  Reduced thermal energy cost
        *  Ready market at retail prices for renewable energy
        *  WDG available for feed supplement
        *  Ready market for milk/meat produced
        *  Environmental sustainability
     *  Ethanol Plant
        *  Reduced thermal energy cost
        *  Ready market for WDG
        * Reduced energy consumption - not necessary to dry WDG to DDG for shipping
        * Reduced CapEx for greenfield development - no drying equipment needed
        * Minimal transportation, no marketing cost for distiller grain disposal
     *  End-Product Processing Facility
        *  Consistent source of fresh high-quality milk or meat
        *  Reduced "gathering" and storage infrastructure, time and expense
        *  Reduced end product shipping expense
        *  Waste stream processing by the Bion system

WHILE THE IDEAL INTEGRATED PROJECT DESCRIBED ABOVE ACHIEVES PEAK EFFICIENCIES, NOT ALL OF THE COMPONENTS ARE REQUIRED TO REALIZE A SUBSTANTIAL COMPETITIVE ADVANTAGE THROUGH INTEGRATION. Greenfield development is desirable but not necessary: Bion expects to develop some Integrated Projects by locating large, environmentally sustainable livestock facilities near existing ethanol operations, many of which are currently located in Midwest locations far from livestock herds. Conversely, Integrated Projects can be developed by constructing new ethanol plants in areas with existing livestock facilities that can be expanded and grouped so that their wastes are treated by Bion's technology. THE PRIMARY ECONOMIC OBJECTIVE OF LOCATING LARGE-SCALE LIVESTOCK FACILITIES NEAR ETHANOL PLANTS IS TO TAKE ADVANTAGE OF THE RENEWABLE ENERGY PRODUCED BY THE BION SYSTEM AND HAVE A HERD AVAILABLE TO CONSUME THE WDG WITHOUT THE NEED FOR DRYING AND LONG-RANGE TRANSPORTATION - THIS CAN BE ACHIEVED WITH BION'S TECHNOLOGY.

LIVESTOCK INDUSTRY OVERVIEW

The multi-billion dollar livestock industry has undergone a significant transformation over the last 50 years: small pastoral farms with a few pigs, chickens and milk cows are being replaced by mega-farms that specialize in high-intensity beef, swine, poultry or dairy production. More than 1.6 billion tons of manure, high in nutrients such as nitrogen and phosphorous, is generated by livestock operations each year in the U.S., about 60 times that produced by humans. The Environmental Protection Agency reports that livestock waste has polluted 35,000 miles of rivers in 22 states and contaminated groundwater in 17 states. THE PEW OCEANS COMMISSION REPORTED IN 2003 THAT RUNOFF OF EXCESS NITROGEN FROM ANIMAL FEEDLOTS IS ONE OF THE GREATEST POLLUTION THREATS TO COASTAL MARINE LIFE TODAY. Many studies demonstrate that livestock waste and other agricultural runoff is a serious threat to surface and groundwater supplies.

The effect of CAFOs on air quality is being studied extensively. Six major pollutants have been identified and attributed to air emissions from animal housing areas, waste treatment and storage areas, and application of waste to the land: ammonia, nitrous oxide, methane, carbon dioxide, hydrogen sulfide, and criteria air pollutants including volatile organic compounds ("VOCs") and particulate matter. DAIRIES WERE RECENTLY IDENTIFIED AS THE LARGEST CONTRIBUTOR TO AIRBORNE AMMONIA AND OTHER POLLUTING GASES IN THE SAN JOAQUIN VALLEY, posing a serious health threat in this critically impaired region. A 2004 study from the University of California indicates that air pollution from CAFOs is directly correlated to increased infant mortality.

In 2002, the U.S. Environmental Protection Agency ('EPA') reevaluated its mandate to regulate CAFOs under the Clean Water Act. Since passage of the Act in 1972, the EPA has required large CAFOs to obtain a National Pollutant Discharge Elimination System (NPDES) permit. In December 2002, the EPA published updated CAFO rules that require more livestock operations to apply for these permits and added more stringent requirements to the permit. CAFOS THAT UTILIZE TRADITIONAL WASTE TREATMENT METHODS NOW REQUIRE CONSIDERABLY MORE LAND ON WHICH TO SPREAD WASTE THAN THEY DID BEFORE THE REFORM, A SITUATION THAT HAS MADE IT COST PROHIBITIVE TO EXPAND HERDS IN MOST LOCATIONS. The CAFO industry has also come under the scrutiny of the EPA regarding air emissions and their likely regulation under the Clean Air Act.

BION SYSTEM

BION'S CORE TECHNOLOGY IS A PATENTED BIOLOGICAL WASTE TREATMENT PROCESS THAT REDUCES NUTRIENT (NITROGEN AND PHOSPHORUS) DISCHARGES IN EXCESS OF 75% AND AIR EMISSIONS, DEPENDING ON THE CONSTITUENT GAS OR PARTICULATE, BETWEEN 95% AND 99%. This data was developed by Bion on a 1,300 head dairy farm in Texas and verified by an independent, third party review team of scientists and engineers including representatives of several regulatory agencies. Bion's integrated technology platform is capable of being standardized in support of rapid deployment, is easily scalable and creates a significant barrier to competitors based on Bion's nine existing patents. By virtually eliminating air emissions and odors, as well as providing a mechanism to remove a substantial portion of the excess nutrients from the farm, THE BION SYSTEM REDUCES THE ENVIRONMENTAL FOOTPRINT OF THE LIVESTOCK OPERATION TO A LEVEL THAT WILL ENABLE REGULATORY PERMITTING OF LARGE NUMBERS OF ANIMALS ON RELATIVELY SMALL PARCELS OF LAND. This sets the stage for integration and also provides the ability to develop operations that are strategically located with respect to feedstock and product markets.

The animal waste stream is a complex mixture that contains a large quantity of undigested nutrients and cellulose; cellulose contains a considerable amount of latent energy. The Bion system is designed to optimize the economic reclamation of nutrients and energy from the waste stream. In the process, high-value products are produced. The undigested cellulosic material, referred to as "coarse solids", when properly treated, can be combusted to produce large quantities of a renewable energy source for heating and drying purposes, replacing an ethanol plant's (and the rest of the Integrated Project's) entire requirement for natural gas. The "fine solids", that are high in nutrient value, are reclaimed and sold for a variety of purposes: from organic fertilizer products to animal feed supplements. The Company and several Universities have conducted extensive research and testing of the organic soil and/or fertilizer product processed from the waste stream, in anticipation of marketing and sales. Sale of the fine solids and the release of harmless nitrogen gas (N2), provides the mechanism whereby the nutrients are removed from the farm - making it possible to site more animals on less land.

In treating the livestock waste stream to produce nutrient and air emission reductions that enable permitting large operations, the Bion system provides a number of additional benefits to an Integrated Project. Besides the renewable energy and high-value fine solids discussed above, Bion anticipates that the air emission reductions will be eligible for environmental credits that are traded on established exchanges, such as those currently received by industrial polluters who have reduced their emissions below a certain standard. Additionally, similar environmental credits for the removal of nutrients from nutrient impaired watersheds are currently available in some locations. Further, Bion anticipates that the production and use of renewable energy will generate substantial tax credits. Other tax benefits, subsidies and incentives may be available, depending on the specifics of the Project and its location.

BUSINESS MODEL

Bion will leverage its proven technology platform, along with the highly-qualified team it has assembled, to exploit the opportunities to integrate large-scale livestock facilities with efficient ethanol production and livestock end-product production. THE COMPANY WILL FOCUS ITS RESOURCES ON DEVELOPMENT AND OPERATION OF THESE INTEGRATED PROJECTS IN MULTIPLE LOCATIONS. Bion may enter these markets with Integrated Projects based on each of the following development models:

     1. Greenfield development of state-of-the-art facilities for livestock operations, ethanol production and milk or beef end product processing
     2. Integration of large-scale livestock facility and milk or beef end-product processing near existing ethanol production
     3. Integration of ethanol and potentially milk or beef end-product processing into areas with existing heavy concentrations of livestock

Each Project will have differing characteristics and development requirements determined by location, nature of existing operations (if any), transportation infrastructure, as well as financial considerations such as subsidies, tax credits, energy abatements and other incentives. Bion (and its subsidiaries and partners) will serve as the developer and ongoing manager of the Integrated Projects.

Bion's ownership interest in the three component members of the Integrated Projects will vary, depending on the development model and the Company's analysis of the opportunities presented in the specific location. To the extent that Bion has an ownership interest in any or all components of the Integrated Project, the benefits as described in the example of the Integrated Sustainable Model will accrue to both Bion and its partners as cost savings.

In cases where Bion does not have an ownership interest in one (or more) of the components of the Integrated Project, Bion will receive revenues from contractual sharing of the benefits provided to that member. For example: in most cases, Bion anticipates that it will not have an ownership interest in the livestock end-product processor. Rather, the processor will be a rent-paying tenant of the Integrated Project (if applicable), will pay a premium price for Bion's ability to deliver bulk quantities of consistent quality milk or beef (a current industry practice), will pay for the renewable thermal energy that it utilizes at replacement cost values, and will pay a fee for its own organic waste to be treated by the Bion system. There are sufficient additional economic advantages gained by the processor to make the integration option attractive, such as a predictable source of consistent-quality product inputs, reduced exposure to energy cost volatility, efficient organic waste handling, and reduced transportation costs. Similarly, if Bion does not own a portion of the ethanol plant, the ethanol plant will purchase renewable energy from Bion to replace its natural gas and Bion will receive a portion of the distillers grain savings that results from the integration.

Bion also expects to generate significant revenues from the sale of processed fine solids extracted from the waste stream (as animal feed supplements, organic fertilizer and soil products) and existing renewable energy credits. Although not in place at this time, Bion believes that substantial additional value may be realized from future energy and tax credits, and particularly for environmental credits for air emission and nutrient reductions, such as those currently received by other manufacturing, energy and wastewater treatment industries. Bion anticipates a limited market opportunity to retrofit existing livestock facilities, without the benefits of integration. Bion intends to license or joint venture these opportunities in order to focus on more profitable Integrated Projects.

BUSINESS STRATEGY AND FINANCIAL PROJECTION

In the short term, Bion anticipates it will commence development of its first Integrated Project in mid- to late-2007, by optioning a site and beginning the permitting process. THE COMPANY IS CURRENTLY EVALUATING THREE LOCATIONS WHERE IT HAS CONDUCTED SUBSTANTIVE AND CONTINUING DISCUSSIONS WITH THE STAKEHOLDERS IN THE AREAS CONCERNED. Concurrently, the Company is moving forward with construction of a new 1,500-head Bion waste treatment system in a permanent installation. This system, to be located at the Fair Oaks Dairy in Indiana, will be used to demonstrate the effectiveness of the Bion system for industry, regulatory, legislative and other interested stakeholders.

Bion will continue to aggressively support and pursue regulatory and legislative reform that it believes will benefit the industry, the public and the Company. There are numerous existing federal and state subsidies, credits and incentives that may bear on any given Integrated Project. Some of these incentives are specifically designed to benefit a variety of renewable energy-based technologies, such as wind, solar and biofuels. Bion will continue to seek subsidies on a par with other green technologies such as wind and solar for livestock waste-based renewable energy. Additionally, Bion will seek additional incentives for use of its technology, based on the verified data that it provides both substantially greater energy efficiencies and benefits to the environment than many technologies that are currently eligible for incentives. As incentives increase, the market opportunity to implement Bion's technology will expand as more marginal projects would meet the economic requirements to qualify for development. IF AN INTEGRATED PROJECT QUALIFIES FOR CERTAIN EXISTING AND PROPOSED STATE AND/OR FEDERAL TAX CREDITS, SUBSIDIES AND/OR INCENTIVES (OF WHICH THERE IS NO ASSURANCE), BION ESTIMATES THAT THE ECONOMIC RETURNS FROM SUCH A PROJECT WOULD BE FAVORABLY IMPACTED.

BION INTENDS TO COMMENCE DEVELOPMENT OF ITS INITIAL INTEGRATED PROJECT DURING 2007 BY OPTIONING A SITE AND BEGINNING THE PERMITTING PROCESS. The Company intends to locate sites for and begin the development process of four to eight additional Integrated Projects during 2008, subject to availability of adequate financing. Bion intends to develop and finance each Integrated Project in a separate entity, such as a subsidiary LLC (or similar entity). Due to the long term nature of the assets being acquired, such as real estate, facilities and equipment, Bion anticipates that 70% to 80% of the CAPEX of each Integrated Project will be debt-financed. While the use of leverage will increase the overall risk of the Project, it will significantly increase the potential return on equity.

Integrated Projects incorporating an ethanol plant will be balanced with a minimum of 50,000 head of livestock and Bion systems to produce the renewable energy required to replace the natural gas needs of the Project. Larger Integrated Projects can be developed as long as the herd and ethanol production facilities remain in proportionate balance. In each case, the geographic location and climate, infrastructure requirements, the inclusion rate of the corn by-product in the ration, the net renewable energy produced per head of livestock, the livestock facility requirements and other matters may vary significantly. The costs of the Bion waste treatment system will also be impacted based upon the specific livestock category as well as all of the co-products produced. In some cases, a greater volume of renewable energy will be produced and in others a greater volume of nutrient rich solids will be produced.

BION PROJECTS THAT SUCCESSFUL DEVELOPMENT OF THE INITIAL INTEGRATED PROJECT, ALONG WITH THE 4 TO 8 ADDITIONAL PROJECTS THAT THE COMPANY EXPECTS TO BEGIN DEVELOPMENT ON IN 2008, WILL GENERATE APPROXIMATELY $2.00 TO $3.50 PER SHARE, RESPECTIVELY, OF ANNUAL PRE-TAX NET OPERATING CASH FLOW AFTER THE INITIAL START-UP PERIODS OF THE PROJECTS HAVE BEEN COMPLETED (based on an estimated 20,000,000 shares outstanding on a fully diluted basis). The foregoing assumes that the 5 (or approximately 250,000 animals) to 9 (or approximately 450,000 animals) Projects that Bion intends to develop, of which there is no assurance, will be sized at a minimum of 50,000 animals per Project. Larger average Project size would likely yield at least proportionately greater returns and the successful development of more or fewer Projects would proportionately impact these estimates. These projections do not take into account any potential state or federal subsidies or other incentives that may become available. Estimated returns are based on economic modeling with numerous assumptions which Bion considers reasonable, based upon present conditions incorporating such factors as interest rates, relative commodity prices and the impact of the dollar versus other currencies. If these assumptions prove inaccurate, the actual results may vary significantly from these estimates.

Bion has secured long term consulting agreements that provide expertise related to the development and planning, construction and operation of both ethanol and livestock facilities. These individuals provide Bion with experience in all aspects of large scale ethanol and livestock facilities, including without limitation, facilities development and construction management, corn sourcing, herd acquisition and operations. Bion's ethanol consultant is Tydd Rohrbough, the operating principal of Cornhuskers Energy of Nebraska. Bion's livestock experts are Mike McCloskey and Tim den Dulk who operate multiple dairy facilities including the Fair Oaks Dairy in Indiana which, at 15,000 head, is the largest dairy east of the Mississippi River. Jeff Kapell, a member of Bion's senior management team, has extensive experience planning the development of ethanol projects while he headed the renewable energy practice at SJH & Company, a strategic management-consulting group serving the global agri-food industry. Jeremy Rowland, also a member of Bion's senior management team, developed and lead the efforts in the renewable energy marketplace for URS Corporation, a major national engineering/consulting firm. For more details, see Team biographies below.

Bion intends to circumvent much of the delay currently associated with the construction of ethanol and other facilities by utilizing its in-house expertise to design and manage development and construction of its Integrated Projects - or accomplish integration with existing facilities and plants.
The Company's consulting relationship with Fair Oaks Dairy and its affiliates (see McCloskey and den Dulk bios below) brings state-of-the-art livestock facility development and management expertise, along with the ability to facilitate populating the livestock facilities if Bion seeks to engage in direct ownership of livestock in the future.

At this time, Bion is the only company with acceptable data that verifies environmental compliance in support of the permitting process. There are a very limited number of entities with solutions that sound similar; however, upon review one finds that their technology is based on capturing methane from the waste stream using anaerobic digesters ('ADs'). Although ADs do produce methane that can be used to replace the natural gas required for ethanol production, it is not a particularly efficient process. More importantly, ADs provide only limited reduction of air emissions and nutrients from the CAFO waste stream and, in fact, increase detrimental soluble nutrients; as such, they do not support herd concentrations that are necessary to achieve the scale needed for efficient integration. BION'S TECHNOLOGY PLATFORM PROVIDES A COMPREHENSIVE SOLUTION TO EPA REGULATIONS THAT NOW PRESENT A BARRIER TO INCREASED LIVESTOCK SCALE AND THE ABILITY TO EFFICIENTLY INTEGRATE ETHANOL PRODUCTION WITH CAFOS.

TEAM

MARK A. SMITH (57) has been President, General Counsel, interim Chief Financial Officer and a director of Bion Environmental Technologies, Inc. since late March 2003. Since that time, he has also served as sole director, President and General Counsel of Bion's wholly-owned subsidiaries including Bion Dairy Corporation. Since mid-February 2003, Mr. Smith has served as sole director and President and General Counsel of Bion's majority-owned subsidiary, Centerpoint Corporation. Previously, from May 21, 1999 through January 31, 2002, Mr. Smith served as a director of Bion. From July 23, 1999, when he became President of Bion, until mid-2001 when he ceased to be Chairman, Mr. Smith served in senior positions with Bion on a consulting basis. Additionally, Mr. Smith was the president of RSTS Corporation prior to its acquisition of Bion Technologies, Inc. in 1992. Mr. Smith received a Juris Doctor Degree from the University of Colorado School of Law, Boulder, Colorado (1980) and a BS from Amherst College, Amherst, Massachusetts (1971).

Mr. Smith has engaged in the private practice of law in Colorado since 1980. In addition, Mr. Smith has been active in running private family companies, Stonehenge Corporation (until 1994) and LoTayLingKyur, Inc. (1994-2002). Until returning to Bion during March 2003, Mr. Smith had been in retirement with focus on charitable work and spiritual retreat.

JERE NORTHROP (64) is the founder of Bion and developed its technology. He has served as the Company's Senior Technology Director since 1999 and has been a Board of Directors member since April 9, 1992. Dr. Northrop is a founder of Bion Technologies, Inc. and was its President from October 1989 to July 23, 1999. Dr. Northrop has a BS degree in biology from Amherst College, Amherst, Massachusetts (1964), a PhD in biophysics from Syracuse University, Syracuse, New York, (1969), and has done post doctoral work at the University of California at Davis, Davis, California and The Center for Theoretical Biology, State University of New York at Buffalo, Buffalo, New York. He also has conducted twenty-five years of experimental research on both individual and complex systems of microorganisms.

Since 2003, Dr. Northrop has served as a director of As It Is, Inc., a private company of which he is a cofounder. Prior to founding Bion, he had ten years experience in the management of operations and process control at a large municipal advanced wastewater treatment plant in Amherst, New York (1979-1989).

Jon Northrop (63) has served as our Secretary and a Director since March of 2003. Since September 2001 he has been self employed as a consultant with a practice focused on business buyer advocacy. Mr. Northrop is one of our founders and served as our Chief Executive Officer and a Director from our inception in September 1989 until August 2001. Mr. Northrop has a bachelor's degree in Physics from Amherst College, Amherst, Massachusetts (1965), an MBA in Finance from the University of Chicago, Chicago, Illinois (1969), and spent several years conducting post graduate research in low energy particle physics at Case Institute of Technology, Cleveland, Ohio. Jon Northrop is the brother of Jere Northrop.

Before founding Bion Technologies, Inc., Mr. Northrop served in a wide variety of managerial and executive positions. He was most recently the Executive Director of Davis, Graham & Stubbs, one of Denver's largest law firms, from 1981 to 1989. Prior to his law firm experience, Mr. Northrop worked at Samsonite Corporation's Luggage Division in Denver, Colorado, for over 12 years. His experience was in all aspects of manufacturing, systems design and implementation, and planning and finance, ending with three years as the Division's Vice President, Finance.

SALVATORE J. ZIZZA (60) recently rejoined Bion and Dairy during 2005 on a consulting basis and assumed the positions of Chairman and Director of Bion Dairy Corporation on January 1, 2006. Mr. Zizza served as a Director of Bion from December 1999 through February 2003. Mr. Zizza has agreed to join Bion's Board of Directors and serve as Bion's Chairman once Bion has commenced Exchange Act reporting with Securities and Exchange Commission and has secured adequate director and officer liability insurance coverage.

Mr. Zizza is a director of The Gabelli Equity Trust, The Gabelli Asset Fund, The Gabelli Growth Fund and The Gabelli Convertible Securities Fund and other funds in the Gabelli Fund family. Mr. Zizza is presently Chairman of Hallmark Electrical Supplies Corp, a distributor of electrical products, Bethlehem Advanced Metals which designs and manufactures high-temperature furnaces for sale and for its own use in the processing of specialty carbon, graphite and ceramic materials for semiconductor and aerospace applications, and Chairman of Metropolitan Paper Recycling, the largest independent recycler in New York.

From 2003 to 2005, Mr. Zizza was self employed providing consulting services as well as his board of director duties as described below. He served as Chairman of the Board, President and Treasurer from 1992 through 1997 of Hollis Eden Pharmaceuticals (HEPH) (f/k/a IAC) and has served as a Director since 1998. Mr. Zizza served as Chairman of the Board of Directors of The Lehigh Group, Inc. (f/k/a The LVI Group Inc.) ("LHG") beginning in 1991, and was President and Chief Financial Officer of The Lehigh Group, Inc. from 1985 to 1991. LHG, a New York Stock Exchange listed company, was engaged, through its subsidiary, in the distribution of electrical products, and from 1985 until 1991 was one of the largest interior construction and asbestos abatement firms in the United States. Mr. Zizza was Chief Operating and Chief Financial Officer of NICO, Inc., an interior construction firm, from 1978 until its acquisition in 1985 by LHG.

GEORGE W. BLOOM (51) has been with Bion Technologies, Inc. since December 2000 and has served as Chief Operating Officer since January 15, 2002. Mr. Bloom is responsible at Bion for oversight of the planning, design and construction of waste treatment systems and solids processing facilities. He has his BS in Environmental Science from Cornell University.

From 1986 through December 2000, Mr. Bloom was employed by Woodard & Curran, Inc., an environmental engineering and science-consulting firm, where he held the position of Chief Engineer of the Municipal Business Center at the time of his departure. Mr. Bloom is a registered professional engineer with over twenty years environmental engineering and consulting experience specializing in the planning, design, construction and operation of waste treatment facilities.

JEREMY ROWLAND (43) joined Bion Dairy on September 18, 2006 as its Chief Operating Officer. Mr. Rowland has agreed to serve as Chief Operating Officer of Bion once Bion has commenced reporting with the Securities & Exchange Commission and has secured adequate director and officer liability insurance coverage. Mr. Rowland earned his MS in Environmental Science in 1987 and his BS in Forest Ecology in 1985 from Southern Illinois University, School of Agriculture Science.

Prior to joining Bion, he worked for URS Corporation, a major national engineering/consulting firm, for 16 years where he developed and lead URS's efforts in the renewable energy marketplace. Mr. Rowland has eighteen years experience in multi-disciplinary energy and environmental project development and management throughout the U.S. and overseas. Mr. Rowland's areas of expertise include renewable energy project development, distributed generation (mostly combined heat/power), large-scale power plant developments, and strategic energy management.

JAMES W. MORRIS (56) has served as Chief Technology Officer of Bion Technologies, Inc. since February 2002 and is co-inventor of portions of the Bion Process. Prior to joining Bion, Dr. Morris provided the Company with technical assistance and technical advice for over two years as a consultant. Dr. Morris is a licensed professional engineer in Maine and Vermont with more than 30 years of engineering experience. Over a twelve-year period he performed research and taught graduate and undergraduate engineering as a member of the faculties of Cornell University, the University of Manitoba and the University of Vermont. He earned his BSCE and MSCE at Tennessee Technological University and a Ph.D. in Environmental Quality/Agricultural Engineering from Cornell University.

Dr. Morris' consulting work included eight years acting as the Senior Technical Consultant for a large environmental consulting firm and the formation of James W. Morris & Associates, Inc. that allowed him to serve clients ranging from small commercial establishments, to municipalities and corporations, as well as a sub consultant to several larger engineering firms. He is a member of the American Society of Civil Engineers, Water Environment Federation, Institute of Food Technologists, American Society of Agricultural Engineers, Agricultural Engineering Society, Aquacultural Engineering Society and American Water Works Association, Tau Beta Phi (Engineering honor society), Chi Epsilon (Civil Engineering honor society) and is a member of Sigma Xi, The Scientific Research Society of North America.

JEFF KAPELL (60) became a consultant to Bion and Bion Dairy in December 2003 and joined the Bion management team on a full-time basis during April 2006 as Bion Dairy's Vice-President -- Renewables. Commencing in mid-2005, Mr. Kapell provided consulting services to Bion and Bion Dairy as Principal of Kapell Consulting. Mr. Kapell is a graduate of Lehigh University.

Previously, Mr. Kapell was Associate Principal at SJH & Company, a strategic management-consulting group serving the global agri-food industry. Mr. Kapell served SJH & Company from 2000 to 2005. While at SJH, he led the firm's development of a practice area in "renewables" and has become recognized throughout the industry as a sector expert at the intersection of agriculture and renewable energy. Mr. Kapell has also been a cranberry grower for the past twenty-five years and has served on the Board of Ocean Spray Cranberries, Inc., as president of The Cape Cod Cranberry Growers Association, and is currently Vice-Chairman of the Board of the Cranberry Institute. Mr. Kapell is an engineer by training, having performed systems analysis for several firms prior to launching his farming and consulting ventures.

DAVID MAGER (53) became a consultant on a full time basis to Bion and Bion Dairy in June 2003 and serves as Bion Dairy's Vice President for Public Policy. He is a scientist, inventor and consultant whose specialty is helping companies serve a "dual bottom line" of being profitable while being environmentally and socially responsible. Mr. Mager has a BS in biology from the State University of New York at Stony Brook (1975).

Prior to joining Bion, Mr. Mager was employed for over 20 years providing environmental consulting to companies such as Amoco, General Electric, General Motors, Coca Cola, IBM, Unilever, Aveda, Tommy Boy Records, Rhino Records, Eileen Fisher, Stonyfield Farm Yogurt, Kozy Shack, Gaiam and ABC Home. He has focused on helping his clients continuously improve their environmental footprints. Since 2001, he has been a principal of Meadowbrook Lane Capital, LLC, an investment bank, through which he provides his services to Bion and Bion Dairy.

DOMINIC BASSANI (60) served as the General Manager of Bion Dairy from April 2003 through September 2006. He now serves Bion (and its subsidiaries) as a consultant (through Bright Capital, Ltd. ("Brightcap")) on a full-time basis with focus on strategic planning and special projects. He has been an investor in and consultant to Bion since December 1999. He is an independent investor and since 1990 has owned and operated Brightcap, a management consulting company that provides management services to early stage technology companies.

Mr. Bassani was a founding investor in 1993 in Initial Acquisition Corp. that subsequently merged in 1995 with Hollis Eden Corp. (HEPH), a biotech company specializing in immune response drugs. From early 1998 until June 1999 he was a consultant to Internet Commerce Corp. (ICCA), a leader in business-to-business transactions using the Internet. He is presently an investor in numerous private and public companies primarily in technology related businesses. From 1980 until 1986, Mr. Bassani focused primarily on providing management reorganization services to manufacturing companies and in particular to generic pharmaceutical manufacturers and their financial sponsors.

MICHAEL J. MCCLOSKEY, (54), who became a consultant to Bion and Dairy during 2005 with respect to its Integrated Projects, Dairy Park initiative and the entire dairy business, obtained his Doctorate of Veterinary Medicine in 1976 from the University of Mexico, Mexico City and completed a specialty in dairy production medicine from the University of California, Davis, which he attended from 1978-80. He is the co-owner/manager of Fair Oaks Dairy Farm, a 15,000 head dairy farm in Fair Oaks, Indiana and is actively involved in the ownership and management of dairies in other states.

In 1992, Dr. McCloskey formed a milk marketing business called Quality Milk Sales. As the co-owner/manager of Quality Milk Sales, he is responsible for marketing the milk produced by the dairy farmer members of Select Milk Producers and Continental Dairy Products, who jointly produce in excess of 4 billion pounds of milk per year. These cooperatives stretch through New Mexico, Texas, Oklahoma, Kansas, Indiana, Michigan, and Ohio. Dr. McCloskey was instrumental in the formation of the Southwest Agency, an agency that controls the marketing and transportation of virtually all milk marketed in Texas and New Mexico. The success of the Southwest Agency is now being viewed as the model for achieving price stability without government intervention in other regions of the country. Dr. McCloskey successfully brought together a joint venture between Glanbia Foods, Select Milk Producers, and Dairy Farmers of America to establish Southwest Cheese Company ('SWC').

Dr. McCloskey serves on the board of National Milk Producers Federation and participates in the Federal Order Policy and Dairy Export Policy committees. Dr. McCloskey has had the opportunity to be in a leadership position in every aspect of the dairy industry: from individual cow production to processing, from marketing to federal order reform, and from regional political issues to national issues and international trade.

TIMOTHY C. DEN DULK, (43), who became a consultant to Bion and Dairy during 2005 with respect to its Integrated Projects, Dairy Park initiative and the entire dairy business, owns and manages dairy farms in California, New Mexico, Michigan, Ohio, and Indiana that milk approximately 30,000 cows. He also raises dairy heifers in Tennessee, Kentucky, Missouri, Nebraska, and South Dakota which, when combined with his dairy cows, total to a herd size of almost 60,000 cows. Mr. den Dulk farms row crops on approximately 20,000 acres in the above-mentioned states and grapes, walnuts, peaches and almonds in California. These numbers and geographical diversification give Mr. den Dulk a unique national presence in the U.S. dairy and farming industry.

Mr. den Dulk is owner and participates in the management of: a) Quality Milk Sales, Inc., New Mexico, which accounts for 350 loads of milk per day, $600,000,000 yearly sales and employs 45 people (including plant employees);
b) Pioneer Dairy Laboratory, Inc., New Mexico, Texas; c) Pecos Dairy Investment Group, L.L.C. (Reverse osmosis and Ultra-filtration technology);
d) Siesta Foods, Mexico; e) 1st National Bank, Artesia, New Mexico (Ownership of 35%) & f) Farm Journal, LTD; (Minority partner- Publication of Farm Journal magazine). In addition, Mr. den Dulk was a) an Incorporator and Director (1994- 1998) of Select Milk Producers, Inc. which is currently managed and operated by Mr. den Dulk's business, Quality Milk Sales) and b) President (1998-present), Incorporator, and Director, Continental Dairy Products, Inc., an Ohio marketing cooperative formed in 1998 (a rapidly growing cooperative with members in Ohio, Indiana, and Michigan).

TYDD ROHRBOUGH, Chairman and CEO of Cornhusker Energy Lexington LLC, has served as a consultant to Bion and Dairy since mid-2004 focusing on matters related to its Integrated Projects and Dairy Park initiative with emphasis on integration of ethanol facilities. Rohrbough provided the seed capital, secured the complete financing structure and continues to lead the development of the $81 million greenfield ethanol facility in Nebraska which
will be operational later in 2005.   Rohrbough is a managing member of ECMS,
which provides independent project consulting, management and development services to the Renewable Energy markets. Rohrbough is also President of Dark Horse Inc and Dark Horse LLC, which are special purpose companies that invest in patent or patent pending technologies. Prior to the forming the above companies, Rohrbough was a Private Client Advisor with Bazzis & Riddle, high net worth private client office affiliated with Wachovia (formerly First Union).

DENNIS C. TRISTAO has worked within the agricultural air quality issue arena for over 12 years. Mr. Tristao provides consulting services to Bion. His past commitments to the Agricultural Air Quality Task Force resulted in the Memorandum of Understanding between the USDA and the EPA on agricultural air quality research, establishment of a research priority and funding recommendation and a recommendation for national policy on implementing a voluntary compliance strategy for agricultural producers.
            ________________________________________________

In addition, the following persons became directors of Bion Dairy effective October 15, 2006 and have agreed to become directors of Bion upon the Company's acquisition of director and officer liability insurance:

RICHARD BERMAN (64) has a business career that spans over 35 years of venture capital, management and merger & acquisitions experience. Since 1982, Richard Berman has mainly been active as an investor, advisor, manager, director, and financier to over 100 public and private companies, with emphasis on biotech, internet, and other technology sectors. In the last five years, Mr. Berman has served as a director and/or officer of approximately a dozen public and private companies. He is currently CEO of Nexmed, a small public biotech company; Chairman of National Investment Managers, a public company in pension administration and investment management; and Chairman of Candidate Resources, a private company delivering human resources services over the web, and Chairman of Fortress Technology Systems (homeland security).

Mr. Berman is a director of seven public companies: Dyadic International, Inc., Broadcaster, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc., National Investment Managers, and Advaxis, Inc. From 1998-2000, Mr. Berman was employed by Internet Commerce Corporation as Chairman and CEO. From 1975-1982 Mr. Berman served Banker Trust Company, New York with a final position of Senior Vice President where he was Head of Mergers & Acquisitions and Leverage Buyout Departments. Mr. Berman is active in real estate and venture capital investing. He is a past Director of the Stern School of Business of NYU where he obtained his BS (1964) and MBA (1973). He also has US and foreign law degrees from Boston College (1969) and The Hague Academy of International Law, respectively.

BART CHILTON (46) holds the position of Chief of Staff, Vice President for Strategic Development & Government Relations, National Farmers Union since June 2006. From February 2005 - May 2006 he served as Executive Assistant to the Farm Credit Administration Board. From 2001 - 2005, Mr. Chilton served as Senior Advisor to Senator Daschle, the Majority and Minority Leader, United States Senate. From 1998-2000 he served as Deputy Chief of Staff to the U.S. Secretary of Agriculture and from 1995-1998 he served as Senior Policy Director for Rural Development to the U.S. Secretary of Agriculture. From 1985-1995, Mr. Chilton served as Legislative Director for four different members of the U.S. House of Representative's. Mr. Chilton attended Purdue University from 1978-1983.

FORWARD-LOOKING STATEMENTS

This Executive Summary contains, in addition to historical information, forward-looking statements regarding Bion Environmental Technologies, Inc. (the "Company"), which represent the Company's expectations or beliefs including, but not limited to, statements concerning the Company's operations, performance, financial condition, business strategies, and other information and that involve substantial risks and uncertainties. The Company's actual results of operations, most of which are beyond the Company's control, could differ materially. For this purpose, any statements contained in this Executive Summary that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors that could cause or contribute to such difference include, but are not limited to, limited operating history; uncertain nature of environmental regulation and operations; risks of development of first of their kind Integrated Projects; need for additional financing; competition; dependence on management; and other factors.

In addition to the foregoing and any risks and uncertainties identified in the text surrounding forward-looking statements, the factors discussed under the caption "Risk Factors" (page 20) in the Company's SEC Form 10-SB (Amendment 4) that warn of risks or uncertainties associated with future results, events or circumstances, identify factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. We do not undertake, and specifically disclaim any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For further information, please visit the Company's website at www.biontech.com, or contact:

Craig Scott
Vice President-Capital Markets/IR
303-843-6191 direct
cscott@biontech.com